UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2025

Escalon Medical Corp.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-20127	33-0272839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 Devon Park Drive,Suite 824 Wayne,PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(610) 688-6830

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

On November 1, 2024, CBIZ CPAs P.C. acquired the attest business of Marcum LLP (“Marcum”). On April 2, 2025, Marcum informed Escalon Medical Corp. (the “Company”) that Marcum resigned as the Company’s independent registered public accounting firm. Also on April 2, 2025, the Company, with the approval of the Audit Committee of the Company’s Board of Directors, engaged CBIZ CPAs P.C. as the Company’s independent registered public accounting firm.

Neither of Marcum’s reports on the financial statements of the Registrant for either of the past two fiscal years ended, June 30, 2024 and June 30, 2023, respectively, contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to audit scope, or accounting principles, except for including an explanatory paragraph as to substantial doubt about the ability to continue as a going concern.

During the Registrant’s two most recent fiscal years ended June 30, 2024 and June 30, 2023, respectively, and the subsequent interim period through April 2, 2025, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

During the Registrant’s two most recent fiscal years ended June 30, 2024 and June 30 2023, respectively, and the subsequent interim period through December 31, 2024, the Company had the following “reportable events” (as such term is defined in Item 304 of Regulation S-K): As disclosed in Part II, Item 9A of the Company’s Form 10-Ks for the fiscal years ended June 30, 2024 and 2023, there were material weaknesses identified in internal control related to the proper design and implementation of controls over our estimates relating to the valuation of inventory, specifically over the precision of management’s review.

The Registrant has provided Marcum with a copy of the above disclosures prior to this filing with the Securities and Exchange Commission (the “Commission”). A letter to the Commission, dated April 4, 2025, from Marcum regarding its concurrence with the statements made by the Registrant in this current report concerning the dismissal of Marcum as the Registrant’s independent registered public accounting firm is attached as Exhibit 16 hereto.

During the Registrant’s two most recent fiscal years ended June 30, 2024 and June 30, 2023, respectively, and the subsequent interim period through April 2, 2025, neither the Registrant nor anyone on its behalf has consulted with CBIZ CPAs P.C. with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s consolidated financial statements, and neither a written report nor oral advice was provided to the Registrant that CBIZ CPAs P.C. concluded was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304 of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304 of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

16	Letter from Marcum LLP dated April 4, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESCALON MEDICAL CORP.

By:	/s/ Richard J. DePiano, Jr.
Name:	Richard J. DePiano, Jr.
Title:	Chairman and Chief Executive Officer

Date: April 4, 2025

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